UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2017

Date of Report (Date of earliest event reported):

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA		01752
(Address of principal executive offices)		(Zip Code)

(508) 263-2900

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Hologic, Inc. (“Hologic”), on February 14, 2017, Hologic entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cynosure, Inc. (“Cynosure”) and Minuteman Merger Sub, Inc. (“Purchaser”), a wholly-owned subsidiary of Hologic. Pursuant to the Merger Agreement, on February 22, 2017, Purchaser commenced a tender offer to acquire all of the outstanding shares of Cynosure’s Class A Common Stock, par value $0.001 per share (the “Shares”), at a purchase price of $66.00 per share, net to the seller in cash, without interest, subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 22, 2017 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO (as amended or supplemented from time to time) filed by Hologic and Purchaser with the SEC on February 22, 2017.

Item 2.01.     Completion of Acquisition or Disposition of Assets

The disclosure under the Introductory Note is incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at the end of the day, 12:00 midnight, Eastern time, on March 21, 2017. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised Hologic and Purchaser that, as of the expiration of the Offer, an aggregate of approximately 17,047,830 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 70.6% of Shares then outstanding. Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer, and payment of the Offer Price for such shares will be promptly made by the Depositary.

On March 22, 2017, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser merged with and into Cynosure with Cynosure being the surviving corporation (the “Merger”). Upon completion of the Merger, Cynosure became a wholly owned subsidiary of Hologic.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares owned by (i) Cynosure, Hologic, Purchaser, or any other subsidiary of Hologic, which Shares were cancelled and ceased to exist, (ii) any subsidiary of Cynosure, which Shares were converted into such number of shares of common stock of the surviving corporation so as to maintain relative ownership percentages, or (iii) stockholders who validly exercised appraisal rights under Delaware law with respect to such Shares) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the Effective Time, (i) each then-outstanding Cynosure stock option vested in full and was automatically cancelled and converted into a right to receive the Offer Price (less the applicable exercise price) in respect of each Share underlying such stock option, (ii) each then-outstanding Cynosure restricted stock unit award vested and was automatically cancelled and converted into the right to

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receive the Offer Price in respect of each Share underlying such restricted stock unit award, and (iii) each then-outstanding Cynosure performance stock unit award vested and was automatically cancelled and converted into the right to receive the Offer Price in respect of the maximum number of Shares underlying such performance stock unit award.

The aggregate consideration for the Offer and the Merger was approximately $1.46 billion, net of cash acquired and without giving effect to Hologic’s related transaction fees and expenses.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Hologic with the SEC on February 14, 2017 and which is incorporated herein by reference.

Item 8.01. Other Events

On March 22, 2017, Hologic issued a press release relating to the expiration of the Offer and the consummation of the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.  The financial statements of Cynosure required by Item 9.01(a) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information. The pro forma financial information required by Item 9.01(b) to this Current Report on Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)         Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 14, 2017, by and among Hologic, Inc., Cynosure, Inc. and Minuteman Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Hologic’s Current Report on Form 8-K filed February 14, 2017)†

99.1	Press Release of Hologic, Inc., dated March 22, 2017.

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hologic hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hologic, Inc. has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

HOLOGIC, INC.

By:	/s/ John M. Griffin
John M. Griffin
General Counsel

Dated:    March 23, 2017

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Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of February 14, 2017, by and among Hologic, Inc., Cynosure, Inc. and Minuteman Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Hologic’s Current Report on Form 8-K filed February 14, 2017)†

99.1	Press Release of Hologic, Inc., dated March 22, 2017.

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hologic hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.